STI CLASSIC FUNDS

                                   RULE 18F-3

                               MULTIPLE CLASS PLAN

                              ADOPTED MAY 24, 1995
                         LAST AMENDED SEPTEMBER 30, 2003


                  STI Classic Funds (the "Trust"), a registered management investment company that currently nu consists of a number of separately managed funds (each a "Fund and together the "Funds"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares of the Funds.


A.       ATTRIBUTES OF SHARE CLASSES

         1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate nu of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's nu Board of Trustees and as attached hereto as an exhibit.

         2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the nu Certificate and disclosed in the Trust's Prospectuses; (iii) each class will separately bear any distribution nu fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees that are payable under any service agreement nu entered into with respect to that class which are not contemplated by or within the scope of the Distribution nu Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the nu Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class nu ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter nu submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement nu relating to such class), and will have separate voting rights on any matter submitted to shareholders in which nu the interests of that class differ from the interests of any other class.


B.       EXPENSE ALLOCATIONS

         With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a


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Distribution  Plan or service fees relating to a particular  class of shares are
(or will be) borne exclusively by that class; and (ii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

         Income and non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).


C.       AMENDMENT OF PLAN; PERIODIC REVIEW

         This Plan must be amended to properly describe (through additional exhibits hereto) each new class of nu shares upon its approval by the Board. The Board of Trustees of the Trust, including a majority of the Trustees nu who are not "interested persons" of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the nu Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find nu that the amendment is in the best interests of each class individually and the Trust as a whole.




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                                    EXHIBIT A

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         A Shares of each of the Funds (except the Money Market Funds) are sold subject to a front-end sales charge. A Shares sold without a front-end sales charge and redeemed within one year of purchase are subject to a deferred sales charge.

         A Shares of the Funds are also subject to a Rule 12b-1 fee under the A Shares Distribution Plan as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         A Shares are offered to individual investors through brokerage accounts offered by SunTrust Banks, Inc. (SunTrust) or investment representatives of certain correspondent banks of SunTrust and other financial institutions that are authorized to place transactions in Fund shares for their customers.

3.       EXCHANGE PRIVILEGES

         A Shares of each Fund may be exchanged for A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of A Shares will have one vote for each full A Share held and a fractional vote for each fractional A Share held. Shareholders of A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Shares (such as a distribution plan or service agreement relating to A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of A Shares differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         A Shares do not have a conversion feature.



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                                    EXHIBIT B

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS B SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         B Shares of each of the Funds are sold subject to a contingent deferred sales charge. If you sell your shares within five years of purchase, you will generally pay a contingent deferred sales charge ("CDSC") on those shares according to the following schedule:


                                          CDSC AS A PERCENTAGE OF ORIGINAL
          YEARS AFTER PURCHASE             PURCHASE AMOUNT SUBJECT TO CHARGE
         -----------------------------------------------------------------------
          0 to 1 Year                                      5%
          1 to 2 Years                                     4%
          2 to 3 Years                                     4%
          3 to 4 Years                                     3%
          4 to 5 Years                                     2%
          5 Years+                                         0%

         B Shares of the Funds are also subject to a Rule 12b-1 fee under the B Shares Distribution and Service Plan as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         B Shares are offered to individual investors through brokerage accounts offered by SunTrust Banks, Inc. (SunTrust) or investment representatives of certain correspondent banks of SunTrust and other financial institutions that are authorized to place transactions in Fund shares for their customers.

3.       EXCHANGE PRIVILEGES

         B Shares of each Fund may be exchanged for B Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of B Shares will have one vote for each full B Share held and a fractional vote for each fractional B Share held. Shareholders of B Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to B Shares (such as a distribution plan or service agreement relating to B Shares) and will have separate voting rights on any other matter submitted to shareholders in which


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the  interests  of the  shareholders  of B Shares  differ from the  interests of holders of any other class.

5.       CONVERSION RIGHTS

         B Shares do not have a conversion feature.




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                                    EXHIBIT C

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS C SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         C Shares of each of the Funds are sold subject to a front-end sales charge. C Shares sold without a front-end sales charge and redeemed within one year of purchase are subject to a deferred sales charge. C Shares of the Funds are also subject to a Rule 12b-1 fee under the C Shares Distribution and Service Plan as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         C Shares are offered to individual investors through brokerage accounts offered by SunTrust Banks, Inc. (SunTrust) or investment representatives of certain correspondent banks of SunTrust and other financial institutions that are authorized to place transactions in Fund shares for their customers.

3.       EXCHANGE PRIVILEGES

         C Shares of each Fund may be exchanged for C Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of C Shares will have one vote for each full C Share held and a fractional vote for each fractional C Share held. Shareholders of C Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to C Shares (such as a distribution plan or service agreement relating to C Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of C Shares differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         C Shares do not have a conversion feature.




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                                    EXHIBIT D

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS L SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

                  L Shares of each of the Funds are sold subject to a contingent deferred sales charge. If you sell your shares within the first year after your purchase, you will pay a contingent deferred sales charge equal to 2.00% for either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after the Fund receives your sale request, whichever is less. L Shares of the Funds are also subject to a Rule 12b-1 fee under the L Shares Distribution and Service Plan as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         L Shares are offered to individual investors through brokerage accounts offered by SunTrust Banks, Inc. (SunTrust) or investment representatives of certain correspondent banks of SunTrust and other financial institutions that are authorized to place transactions in Fund shares for their customers.

3.       EXCHANGE PRIVILEGES

         L Shares of each Fund may be exchanged for L Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of L Shares will have one vote for each full L Share held and a fractional vote for each fractional L Share held. Shareholders of L Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to L Shares (such as a distribution plan or service agreement relating to L Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of L Shares differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         L Shares do not have a conversion feature.




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                                    EXHIBIT E

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS T SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         T Shares of each of the Funds are not sold subject to a sales charge or to a Rule 12b-1 fee. However, for certain of the Funds, T Shares may be subject to a shareholder servicing fee as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         T Shares are offered only to financial institutions or intermediaries, including subsidiaries of SunTrust Banks, Inc., for their own or their customers' accounts for which they act as fiduciary, agent, investment adviser, or custodian.

3.       EXCHANGE PRIVILEGES

         T Shares of each Fund may be exchanged for T Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of T Shares will have one vote for each full T Share held and a fractional vote for each fractional T Share held. Shareholders of T Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to T Shares (such as a distribution plan or service agreement relating to T Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of T Shares differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         T Shares do not have a conversion feature.




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                                    EXHIBIT F

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                             CORPORATE TRUST SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         Corporate Trust Shares are sold without a sales charge and are not subject to a Rule 12b-1 fee. However, Corporate Trust Shares are subject to shareholder servicing fees as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         Corporate Trust Shares are offered only to accounts administered by the corporate trust divisions of subsidiaries of SunTrust Banks, Inc. and its affiliates.

3.       EXCHANGE PRIVILEGES

         Corporate Trust Shares of each Fund may be exchanged for Corporate Trust Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each shareholder of Corporate Trust Shares will have one vote for each full Corporate Trust Share held and a fractional vote for each fractional Corporate Trust Share held. Shareholders of Corporate Trust Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Corporate Trust Shares (such as a distribution plan or service agreement relating to Corporate Trust Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Corporate Trust Shares differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         Corporate Trust Shares do not have a conversion feature.




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                                    EXHIBIT G

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                     BOND FUNDS - INSTITUTIONAL CLASS SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         Institutional Shares of each of the Funds are not sold subject to a sales charge or to a Rule 12b-1 fee, but may be subject to a shareholder servicing fee as described in the Funds' Prospectuses and Statement of Additional Information.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Shares are offered primarily to institutional investors, including subsidiaries of SunTrust Banks, Inc., for their own or their customers' accounts for which they act as fiduciary, agent, investment adviser, or custodian.

3.       EXCHANGE PRIVILEGES

         Institutional Shares of each Fund may be exchanged for Institutional Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Institutional Shares will be held of record by (in the name of) the customer's institution. Depending upon the terms of the customer's account, however, the customer may have, or be given, the right to vote his or her Institutional Shares.

5.       CONVERSION RIGHTS

         Institutional Shares do not have a conversion feature.




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                                    EXHIBIT H

                                STI CLASSIC FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                 MONEY MARKET FUNDS - INSTITUTIONAL CLASS SHARES

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         Institutional Shares of each of the Funds are not sold subject to a sales charge or to a Rule 12b-1 fee, although institutions may charge their customers for services provided in connection with the purchase of shares.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Shares are offered primarily to institutional investors, including subsidiaries of SunTrust Banks, Inc., for their own or their customers' accounts for which they act as fiduciary, agent, investment adviser, or custodian.

3.       EXCHANGE PRIVILEGES

         Institutional Shares of each Fund may be exchanged for Institutional Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Institutional Shares will be held of record by (in the name of) the customer's institution. Depending upon the terms of the customer's account, however, the customer may have, or be given, the right to vote his or her Institutional Shares.

5.       CONVERSION RIGHTS

         Institutional Shares do not have a conversion feature.




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